UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2002

FARMLAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Kansas	001-11629	44-0209330
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 N. Ambassador Dr.
Kansas City, Missouri	64163-1244
(Address of principal executive offices)	(Zip Code)

816-713-7000
(Registrant's telephone number, including area code)

Not Changed

(Former name or former address, if changed since last report)

ITEM 3.     Bankruptcy or Receivership.

On May 31, 2002, Farmland Industries, Inc. ("Farmland") and four of Farmland's subsidiaries (collectively, the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Missouri, Division No. 1 (the "Court").  These proceedings are being jointly administered under the caption "In Re:  Farmland Industries, Inc., et. al.", Case No. 02-50557-JWV.  The subsidiaries that filed petitions for reorganization under the Bankruptcy Code were Farmland Foods, Inc., Farmland Transportation, Inc., Farmland Pipe Line Company, and SFA, Inc.

A syndicate of financial institutions, including Deutsche Bank Trust Company Americas as administrative agent for the syndicate, has agreed to provide up to approximately $306 million in "debtor-in-possession" financing.  By order entered June 5, 2002, the Court approved debtor-in-possession financing.

Farmland issued a press release on May 31, 2002 related to the foregoing.  A copy of the press release is attached to this filing as Exhibit 99.1 and is incorporated in its entirety herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 6, 2002	FARMLAND INDUSTRIES, INC.
(Date)	(Registrant)

By:	/s/ STEVEN R. RHODES
Steven R. Rhodes
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release re: Farmland files for protection under Chapter 11